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                                    EXHIBIT A

                 UBSAM BOARD OF DIRECTORS and EXECUTIVE OFFICERS

Arthur Decurtins                                Chairman

James Patrick McCaughan                         Managing Director and President

Henry William Haunss, Jr.                       Managing Director

Robert Charles Dinerstein                       Director and Corporate Secretary

Victor Henry Romley                             Managing Director

Richard Ciro Capone                             Director

George Jamgochian                               Managing Director

Amy Morlock McNally                             Functional Vice President

Ranjani H. Nagaswami                            Vice President

Wayne D. Thornbrough                            Managing Director
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                                    UBS INC.
                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


Cabiallavetta, Mathis           Vice Chairman

Capone, Richard C.              President

Bozian, Alan G.                 Senior Managing Director
Brown, Gary                     Senior Managing Director
Dinerstein, Robert C.           Senior Managing Director
                                and Secretary

Ahearn, Michael J.              Managing Director
Asjes, Dick                     Managing Director
Barbian, Paul                   Managing Director
Cantalini, James                Managing Director
Casey, Robert W.                Managing Director
Charleson, Lawrence             Managing Director
Coe, Mary B. W.                 Managing Director
Criswell, Christopher W.        Managing Director
Henderson, Dennis B.            Managing Director
Hoban, Patrick N.               Managing Director
Imholz, Alfred                  Managing Director
James, W. Scott                 Managing Director
Lynch, Gary Charles             Managing Director
Sperry, L. Thomas               Managing Director
Ullrich, G. Christian           Managing Director
Whitworth, David T.             Managing Director
Yearley, Peter B.               Managing Director

Chaix, Laurent                  Vice President
Dellosso, Stephan               Vice President
Etter, Marcel                   Vice President
Feld, Lisa B.                   Vice President
Mendelsohn, Bruce               Vice President
Michaelis, A. Jane              Vice President
Saliling, Julie                 Vice President
Lange, Kevin A.                 Vice President
Wojcechowskyj, Stephan          Vice President

O'Rourke, Donna                 Assistant Vice President
Satz, Eric                      Assistant Vice President
Travers, Jayne                  Assistant Vice President

Power, Jennifer                 Credit Admin Officer
Chen, Carol                     Assistant Treasurer
Blanck, Barbara                 Assistant Secretary
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                            UNION BANK OF SWITZERLAND
                               BOARD OF DIRECTORS

Robert Studer*               Schonenberg, Chairman

Hans Heckmann*               Schlieren, Vice Chairman

Markus Kundig*               Zug, Vice Chairman, Publisher

Marc C. Cappis               Herisau, Managing Director of Huber + Suhner Ltd., Herisau
                              AR/Pfaffikon ZH

Fritz Fahrni                 Islikon, President of the Corporate Executive Management of
                              Sulzer Ltd., Winterthur

Kurt E. Feller               Wollerau, Managing Director and Chief Executive Officer of
                              Rieter Holding Ltd., Winterthur

Charles R. Firmenich         Genthod, Vice Chairman of the Board of Firmenich
                              (International) SA, Geneva

Hannes Goetz*                Ruschlikon, Chairman of the Board of Swissair, Zurich Airport

Reto Mengiardi               Chur, Attorney and Notary Public

Rolf A. Meyer*               Basle, Chief Financial Officer and Member of the Executive
                              Committee of Ciba-Geigy Ltd., Basle

Anne-Lise Monnier-Blaile     Gland, Pharmacist and Chairwoman of the Board of Ofac,
                              Geneva
Andreas Reinhart*            Winterthur, Chairman of the Board of Volkart Brothers Holding
                              Ltd., Winterhur

Maria Reinshagen             Zurich, Vice President of Christie's (International) SA
                              Switzerland

Rene K. Ruepp                Pfaffhausen, Chairman of the Board and Chief Executive
                              Officer of Forbo Holding SA, Eglisau

Alfred N. Schindler*         Hergiswil, Vice Chairman and Chief Executive Officer of
                              Schindler Holding AG, Hergiswil

Johann-Niklaus Schneider-    Langenthal, Chairman of the Board and Managing Director
Ammann                        of the Ammann Group, Langenthal

Manfred Zobl                 Ruschlikon, Chairman of the Corporate Executive Board of
                              Swiss Life/Rentenanstalt, Zurich

*Member of the Board of Directors Committee
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                            UNION BANK OF SWITZERLAND
                              GROUP EXECUTIVE BOARD

          Mathis Cabiallavetta            President of the Group Executive Board
          Werner Bonadurer                Executive Vice President
          Arthur Decurtins                Executive Vice President
          Ulrich Grete                    Executive Vice President
          Felix Fischer                   Executive Vice President
          Stephan Haeringer               Executive Vice President
          Pierre de Weck                  Executive Vice President